                                                                    EXHIBIT 10.3

                              CONSULTING AGREEMENT


     This Consulting Agreement between American Medical Response, Inc., a Delaware corporation (the "Company"), and Exel Holdings Ltd. (the "Consultant") is entered into as of the 1st day of April, 1996.

RECITALS

        1. The Company and its affiliates are engaged in the business of providing emergency and non-emergency ambulance services and other medical transportation services ("Services").

        2. Dominic J. Puopolo, (the "Principal") a principal of the Consultant, was previously an executive of the Company, has terminated his employment with the Company and its affiliates and has agreed, through the Consultant, to provide services to the Company on the terms and conditions contained herein.

        3. The Company desires to engage Consultant to provide consulting services to the Company on the terms and conditions herein.

        NOW, THEREFORE, in consideration of said engagement and the promises, terms, covenants and conditions set forth herein, the Company and Consultant hereby agree as follows:

AGREEMENT

        1.   ENGAGEMENT AND DUTIES.  The Company hereby engages Consultant for
             ---------------------
        a period commencing on the date hereof, and ending on December 31, 1996, (the "Term") to consult with the Company regarding acquisition strategy. Consultant hereby accepts this engagement and agrees to perform such duties and to devote such time, attention and efforts to promote and further the acquisition program of the Company as the Company may reasonably require.

        2.   COMPENSATION AND EXPENSES.  During the term of Consultant's
             -------------------------
        engagement with the Company, for all services rendered by Consultant to the Company, the Company shall pay to Consultant, upon presentation of a corresponding bill for services, an appropriate consulting fee for each acquisition successfully completed by the Company during the Term up to an aggregate maximum of $100,000. The Company agrees during the Term of this Agreement to pay all of Principal's reasonable business related expenses and to provide to the Principal office space, telephone and an administrative assistant in Boston, Massachusetts.

        3.   CONFIDENTIALITY.
             ---------------

             a. As used herein, the term "Confidential Information" means any information, technical data or know-how of the Company and its subsidiaries, including, but not limited to, that which relates to customers, business affairs, business plans, financial matters, financial plans and projections, pending and proposed acquisitions, operational and hiring matters, contracts and agreements, marketing, sales and pricing, prospects of the Company and/or its subsidiaries, and any information, technical data or know-how that contain or reflect any of the foregoing, whether prepared by the Company, any subsidiary of the Company, Consultant, the Principal, or by any other person or entity; provided, however, that the term "Confidential Information" shall not
        --------  -------
        include information, technical data or know-how that Consultant can demonstrate is generally available to the public not as a result of any breach of this Agreement by Consultant.

             b. Except in the performance of its duties as a Consultant to the Company, neither Consultant nor the Principal will, during or after the Term, disclose to any person or entity or use, for any reason whatsoever, any Confidential Information.

        4.   NON-COMPETITION.  Each of the Consultant and the Principal agree
             ---------------
        that each shall not, during the Term and for two years following the end of the Term, directly or indirectly, for himself or itself or on behalf of, or in conjunction with, any other person or entity:

                                                                    EXHIBIT 10.3

     a. establish, enter into, be employed by or for, advise, consult with or become an owner in or a part of any entity or venture, or in any way engage in business for himself or itself or for others, that competes with the Company or any of its affiliates in the business of providing medical transportation services within the United States or within 100 miles of any location in which the Company or any of its affiliates conducts business at any time during the Term; or

     b. call upon any past, present or potential customer of the Company or any of its affiliates (including any such customer obtained by Consultant) for the purpose of soliciting, selling or providing any service or product in competition with any service or product of the Company or any of its affiliates; or

     c. solicit for hire any person who is employed by the Company or any of its affiliates during the Term other than Sabrina Poles, CarolAnn Panzini or any person approved by the President of the Company; or

     d. unless otherwise approved by the Board of Directors, call upon any prospective acquisition candidate which was either called upon by the Consultant or the Principal on behalf of the Company or with respect to which the Consultant or the Principal has made an acquisition analysis on behalf of the Company.

5.   RETURN OF COMPANY PROPERTY.  All records, plans, manuals, "field guides",
     --------------------------
memoranda, lists, documents, statements and other property delivered to Consultant or the Principal, by or on behalf of the Company, by any customer of the Company or any of its subsidiaries (including but not limited to, any such customers obtained by Consultant), by any acquisition candidate of the Company, and all records compiled by Consultant or the Principal, which pertain to the business or activities of the Company shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence with customers, representatives or acquisition candidates, reports, records, charts, advertising materials, and any data collected by Consultant or the Principal, by or on behalf of the Company, or any representative of any of them shall be delivered promptly to the Company without request by it upon termination of Consultant's engagement with the Company.

6.   INDEMNIFICATION.  The Company shall indemnify Consultant and the Principal
     ---------------
for serving hereunder and for liabilities from third-party claims against either of them by reason of his or its serving as a consultant to the Company hereunder, except that the Company shall not be required to indemnify Consultant or the Principal with respect to any action or omission suffered or taken that is in violation of this Agreement or constitutes fraud, gross negligence or willful misconduct.

7.   COMPLETE AGREEMENT; AMENDMENT.  This Agreement is not a promise of future
     -----------------------------
engagement. There are no oral representations, understandings or agreements with the Company or any of its subsidiaries or any of their officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company the Consultant and the Principal and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by the parties, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such terms.

8.   NO WAIVER.  No waiver by the parties hereto of any default or breach of any
     ---------
term, condition or covenant of this Agreement shall be deemed to constitute a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

9.   ASSIGNMENT;  BINDING EFFECT.  This Agreement shall be binding upon and
     ---------------------------
inure to the benefit of the parties hereto and their respective heirs, successors and assigns. It is understood and agreed that in the event that the Company is merged or consolidated with another entity, the surviving or resulting entity from such merger or consolidation shall automatically succeed to the rights, benefits and powers of the Company hereunder.

                                                                    EXHIBIT 10.3

10.  NOTICE.  Whenever any notice is required hereunder, it shall be given in
     ------
writing addressed as follows:

If to the Company:

     American Medical Response, Inc.
     2821 South Parker Road, 10th Floor
     Aurora, Colorado  80014
     Attention:  General Counsel

If to Consultant or the Principal:

     Exel Holdings Ltd.
     67 Batterymarch Street, #300
     Boston, Massachusetts  02110
     Attn:  Dominic J. Puopolo

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 10.

11.  SEVERABILITY.  The covenants set forth in this Agreement are severable and
     ------------
separate, and the unenforceability of any specific covenant shall not affect any other covenant or provision set forth herein. In the event that any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in any covenant contained herein are unreasonable, it is the intention of the parties that such restrictions be enforced to the fullest extent the court deems reasonable, and this Agreement shall thereby be reformed.

12.  SEVERANCE. This Agreement shall not affect the Principal's rights in
     ----------
connection with his termination and severance from the Company.

13.  MISCELLANEOUS.  This Agreement shall be governed by and construed in
     -------------
accordance with the internal laws of the Commonwealth of Massachusetts. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                                                    EXHIBIT 10.3

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         AMERICAN MEDICAL RESPONSE, INC.



                         By  /s/ PAUL T. SHIRLEY
                            --------------------
                            Paul T. Shirley, Chief Executive Officer


                         EXEL HOLDINGS LTD.



                         By  /s/ DOMINIC J. PUOPOLO
                            -----------------------
                            Dominic J. Puopolo, Principal



                         By  /s/ DOMINIC J. PUOPOLO
                            -----------------------
                            Dominic J. Puopolo, Individually